1 SUPPLEMENT TO SIDE LETTER NO. 4 TO THE COMMON TERMS AGREEMENT AND BAREBOAT CHARTER DATED 9 SEPTEMBER 2015 To: GOLAR HILLI CORPORATION c/o Golar Management Ltd 6th Floor, The Zig Zag 70 Victoria Street London SW1E 6SQ United Kingdom To: GOLAR LNG LIMITED 2nd Floor, S.E. Pearman Building 9 Par-la-Ville Road Hamilton HM11 Bermuda (as Guarantor) To: GOLAR HILLI LLC Trust Company Complex Ajeltake Road Ajeltake Island Majuro MH96960 Marshall Islands (as Shareholder) To: GOLAR MANAGEMENT AS Fridtjof Nansens plass 4, NO-0160, Oslo, Norway (as Manager) To: GOLAR MANAGEMENT LTD 6th Floor, the Zig Zag, 70 Victoria Street, London, SW1E 6SQ United Kingdom (as Manager, and, together with the other Manager, the Shareholder, the Guarantor and Golar Hilli, the Relevant Parties and each a Relevant Party) 18 September 2023 Dear Sirs, Bareboat charter (the “Bareboat Charter”) and additional clauses thereto dated 9 September 2015 relating to the FLNG “Hilli Episeyo” and made between Fortune Lianjiang Shipping S.A. (“Fortune”) as owner and Golar Hilli Corporation (“Golar Hilli”) as bareboat charterer and Common terms agreement (the “Common Terms Agreement”), dated 9 September 2015 and made between (inter alios) Fortune as lender, buyer and owner and Golar Hilli as borrower, seller and bareboat charterer (as the same has been amended and supplemented from time to time, and as may be further amended or supplemented in the future) 1 We refer to: (a) the Bareboat Charter; and

2 (b) the Common Terms Agreement. 2 Terms defined in the Common Terms Agreement shall have the same meaning when used in this letter unless otherwise defined herein. 3 In this letter “Effective Date” has the meaning given in paragraph 6 of this letter. 4 The Common Terms Agreement shall, with effect on and from the Effective Date be amended by: (a) Deleting the definition of “Account Security Deeds” in clause 1.1 of the Common Terms Agreement and replacing it with the following new definition: “Account Security Deeds” means the documents constituting a first Security Interest by the Bareboat Charterer in the Project Accounts in the agreed form (including, without limitation, the Additional Cash Security Account Pledge) and Account Security Deed means any of them.” (b) Including a new definition of “Additional Cash Security Account” in clause 1.1 of the Common Terms Agreement as follows: “Additional Cash Security Account” means an account to be opened in the name of the Bareboat Charterer with Nordea Bank Abp, filial i Norge or another bank reasonably acceptable to the Owner which the Owner and the Bareboat Charterer agree shall be the Additional Cash Security Account, which shall be a Project Account.” (c) Including a new definition of “Additional Cash Security Account Pledge” in clause 1.1 of the Common Terms Agreement as follows: “Additional Cash Security Account Pledge” means the account pledge dated 18 September 2023 made by the Bareboat Charterer, as chargor and the Owner, as chargee. (d) Including a new definition of “Additional Cash Security” in clause 1.1 of the Common Terms Agreement as follows: “Additional Cash Security” shall have the meaning given to it in clause 50.8 of the Bareboat Charter.” (e) Deleting the definition of “Fourth Side Letter” in clause 1.1 of the Common Terms Agreement and replacing it with the following definition: “Fourth Side Letter” means the fourth side letter dated 5 July 2023 as amended by the supplement thereto dated 18 September 2023 and made between the Owner, the Shareholder, the Guarantor, Golar Hilli and the Managers.” and the Common Terms Agreement (as so amended) will continue to be binding upon the parties thereto in accordance with their respective terms as so amended. 5 The Bareboat Charter shall, with effect on and from the Effective Date be amended by: (a) The first sentence of clauses 50.5 and 50.6 shall be amended so as to include “Subject to clause 50.8,…” at the start. (b) Adding a new clause 50.8 reading as follows: “If the Acceptable Sub-Charter is terminated, repudiated, rescinded, or cancelled for any reason whatsoever and the Bareboat Charterer is unable to secure a Replacement Sub-

3 Charter and procure a Replacement Sub-Charter Guarantee within fifteen (15) days of the effective date of such termination, repudiation, rescission or cancellation, the Bareboat Charterer may place an amount equivalent to 12 months’ Charter-hire in the Additional Cash Security Account by way of security (the “Additional Cash Security”). For the purposes of calculating the Variable Charter-hire element of the Additional Cash Security, the Bareboat Charterer shall estimate such amount using the most recent Term SOFR for the Hire Calculation Period during which the Additional Cash Security is placed in the Additional Cash Security Account. The amount of the Additional Cash Security shall be reconciled on every Charter-hire Payment Date going forward to take into account (i) further payments of Charter-hire made by the Bareboat Charterer; (ii) the most recent Term SOFR available at that Charter-hire Payment Date; and (iii) any accrued interest on the account, and the Bareboat Charterer shall, as applicable, (a) rectify any shortfall within three (3) Banking Days of the Charter-hire Payment Date; or (b) be entitled to withdraw any excess funds in accordance with the process set out in the Additional Cash Security Account Pledge. Subject to the below, so long as the Bareboat Charterer is in compliance with the requirements of the paragraph above, the relevant Put Option in clause 50.5 or 50.6 (as applicable) shall not be exercisable by reason of the same, and clause 40.1 and the Minimum Debt Service Cover Ratio shall be deemed satisfied. Following the entry into of a Replacement Sub-Charter and Replacement Sub-Charter Guarantee, the Additional Cash Security, together with any accrued interest, shall be freely available and may be withdrawn by the Bareboat Charterer in accordance with the process set out in the Additional Cash Security Account Pledge and the Owner shall promptly provide its written consent to such withdrawal. Notwithstanding the above, in the event that no Replacement Sub-Charter and Replacement Sub-Charter Guarantee is entered into within twelve (12) months of the effective date of such termination, repudiation, rescission or cancellation, as the case may be, the Owner shall be entitled to exercise the relevant Put Option in accordance with clauses 50.5 or 50.6 (as applicable). For the purposes of this clause, and the other Transaction Documents, the “Additional Cash Security Account” shall be the account opened by the Bareboat Charterer with the Account Bank, which is designated as a Project Account, and which is subject to an Account Security Deed.” and the Bareboat Charter (as so amended) will continue to be binding upon the parties thereto in accordance with their respective terms as so amended. Effective Date 6 The agreement of Fortune (in its capacity as Owner) to the amendments to the Common Terms Agreement and the Bareboat Charter set out in paragraphs 4 and 5 above shall be effective from the date of receipt by Fortune or its duly authorised representative of all of the documents and evidence (in form and substance satisfactory to Fortune) specified in Schedule 1 (Documents and evidence required as conditions precedent) (the “Effective Date”). 7 The conditions referred in paragraph 6 above are inserted solely for the benefit of Fortune in its capacity as Owner and may be waived by Fortune in whole or in part with or without conditions. Representations and Warranties 8 Golar Hilli represents and warrants to Fortune on behalf of itself and each Relevant Party, as applicable, that the following statements shall, on the date of this letter and on the Effective Date, be true and accurate as if made with reference to the facts and circumstances existing on such date:

4 (a) the representations and warranties set out in clause 47 (Charterer’s Representations and Warranties) of the Bareboat Charter are true and correct on the date hereof as if each was made with respect to the facts and circumstances existing at such time; (b) each Relevant Party has power to execute, deliver and perform its obligations under this letter and all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same; (c) subject to the Legal Reservations, this letter as executed constitutes the legal, valid, binding and enforceable obligations of each Relevant Party in accordance with its terms; (d) each Relevant Party’s entry into, exercise of its rights and/or performance of or compliance with its obligations under this letter does not and will not violate, exceed or conflict with any borrowing or other power or restriction granted or imposed by any law or regulation or any official or judicial order or document to which it is subject or which is binding upon it or any assets or its Memorandum and Articles of Association or Articles of Incorporation or Bye-laws or Partnership Agreement (as the case may be) or any agreement to which it is a party or which is binding on its assets; and (e) no Default has occurred and is continuing at the time of the date hereof. Confirmations 9 The Guarantor hereby confirms its consent to the amendments to the Common Terms Agreement and the Bareboat Charter contained in this letter and agrees that: (a) the Bareboat Charter Guarantee and the obligations of the Guarantor thereunder shall remain and continue in full force and effect notwithstanding the amendments to the Common Terms Agreement and the Bareboat Charter contained in this letter; and (b) with effect from the Effective Date, references in the Bareboat Charter Guarantee to the “Common Terms Agreement” and the “Bareboat Charter” shall henceforth be reference to the Common Terms Agreement and the Bareboat Charter as amended by this letter. 10 Each Relevant Party further acknowledges and agrees that: (a) each of the Security Documents to which it is a party, and its obligations thereunder, shall remain in full force and effect notwithstanding the amendments made to the Common Terms Agreement and the Bareboat Charter by this letter; and (b) with effect from the Effective Date, references to “the Common Terms Agreement” and “the Bareboat Charter” in the Common Terms Agreement, the Bareboat Charter or the Security Documents to which it is a party shall henceforth be reference to the Common Terms Agreement and the Bareboat Charter as amended by this letter and as from time to time hereafter amended. Further assurance 11 Each of Golar Hilli, the Guarantor, the Shareholder and the Managers undertake that it will at its expense execute, sign, perfect and do any and every such further assurance, document, act or thing as in the reasonable opinion of Fortune may be necessary or desirable to carry out the purpose of this letter or protect or enforce any right of Fortune hereunder.

5 Fees and expenses 12 Golar Hilli shall pay to Fortune on demand all expenses (including legal fees) reasonably incurred by it in connection with the negotiation, preparation, printing and execution of this letter and any other document referred to in this letter. Miscellaneous 13 Save as otherwise set out in this letter, the other terms and conditions under the Common Terms Agreement and the Bareboat Charter remain unchanged and shall continue in full force and effect and the Common Terms Agreement and the Bareboat Charter and this letter shall be read and construed as one instrument. 14 References in the Common Terms Agreement and the Bareboat Charter to “this Agreement” shall, with effect from the Effective Date and unless the context otherwise requires, be references to the Common Terms Agreement and the Bareboat Charter as amended by this letter and words such as “herein”, “hereof”, “hereunder”, “hereafter”, “hereby” and “hereto”, where they appear in the Common Terms Agreement and the Bareboat Charter shall be construed accordingly. 15 References in any of the Finance Documents to the Common Terms Agreement and the Bareboat Charter shall, with effect from the Effective Date and unless the context otherwise requires, be references to the Common Terms Agreement and the Bareboat Charter as amended by this letter. 16 This letter is (i) a Finance Document under, and as such term is defined in, the Common Terms Agreement, and (ii) a Common Terms Document under, and as such term is defined in, the Common Terms Agreement. 17 This letter may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this letter. 18 If any provision of this letter is invalid, that shall not affect the validity of any other provision. 19 This letter may not be amended or waived except in writing by the parties to this letter. 20 This letter and all non-contractual obligations arising from or in connection with it is governed by English law. 21 Any dispute arising out of or in connection with this letter including any question regarding its existence, validity or termination, shall be referred to the Hong Kong International Arbitration Centre (HKIAC) and finally resolved by arbitration under the rules promulgated by the HKIAC (the HKIAC Rules), which HKIAC Rules are deemed to be incorporated by reference to this clause. The seat, or legal place, of arbitration shall be Hong Kong. The language to be used in the arbitral proceedings shall be English. In cases where neither the claim nor any counterclaim exceeds the sum of United States Dollars Fifty Thousand (US$50,000) (or such other sum as the Parties may agree) the arbitration shall be conducted in accordance with the HKIAC Small Claims Procedure current at the time when the arbitration proceedings are commenced and the number of arbitrators shall be one. 22 Kindly acknowledge your agreement to the above by countersigning below and returning to us a copy of this letter.

6 Yours faithfully /s/ Wang Dongliang ………………………………………… FORTUNE LIANJIANG SHIPPING S.A. (in its capacity as Owner) By: Wang Dongliang

7 We accept and agree to the terms of this letter and confirm that each of the other Finance Documents to which we are a party, and our respective obligations thereunder, shall remain in full force and effect notwithstanding the amendments made to the Common Terms Agreement and the Bareboat Charter by this letter. /s/ Pernille Noraas ………………………………………… Signed by for and on behalf of GOLAR HILLI CORPORATION (as Bareboat Charterer) Date: 18 September 2023 /s/ Pernille Noraas ………………………………………… Signed by for and on behalf of GOLAR LNG LIMITED (as Guarantor) Date: 18 September 2023 /s/ Georgina Sousa ………………………………………… Signed by for and on behalf of GOLAR HILLI LLC (as Shareholder) Date: 18 September 2023 /s/ Dexter Chan ………………………………………… Signed by for and on behalf of GOLAR MANAGEMENT LTD (as Manager) Date: 18 September 2023 /s/ Trine Vossli ………………………………………… Signed by for and on behalf of GOLAR MANAGEMENT AS (as Manager) Date: 18 September 2023

8 Schedule 1 (Documents and evidence required as conditions precedent) (i) each Relevant Party acknowledging and agreeing to the terms of this letter by duly executing and countersigning where indicated; (ii) a copy of the resolutions duly passed by the Directors or the managing member, as applicable, of each Relevant Party authorizing the entry into, execution of and performance of its obligations under this letter; (iii) a certificate signed by a Director or officer of each Relevant Party confirming that: (A) its constitutional documents are true, complete and correct and have not been amended, modified or revoked and remain in full force and effect, since being delivered to Fortune by its officer’s certificate dated 11 April 2023, or, in the case of the Managers only, by its director’s certificate dated 20 April 2023, or in the case of Golar Hilli only, by its officer’s certificate dated 28 June 2023; (B) the resolutions referred to in paragraph (a)(ii) above are true, complete and correct and have not been amended, modified, rescinded, revoked or withdrawn, and remain in full force and effect; and (C) all consents, authorisations, licenses and approvals required to authorise or in connection with, the execution, delivery, validity, enforceability and admissibility in evidence of this letter and the performance by each Relevant Party of their respective obligations under this letter have been obtained; (iv) a copy of the duly executed Additional Cash Security Account Pledge (as such term is defined above); (v) such legal opinions in relation to the laws of Norway, and any other legal opinions as Fortune shall in its reasonable discretion deem appropriate; and (vi) such further conditions, opinions or evidence as may be reasonably required by Fortune in connection with or contemplated by this letter and notified in writing to Golar Hilli in advance of being requested.